As filed with the Securities and Exchange Commission on January 12, 2001
                                                 Registration No. ___________
_____________________________________________________________________________

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C. 20549
                                  FORM S-8

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                          FIRST VIRGINIA BANKS, INC.
            (Exact name of registrant as specified in its charter)


          Virginia                                       54-0497561
(State or other jurisdiction of                (IRS Employer Identification
Incorporation of organization)                               Number)


                           6400 Arlington Boulevard
                      Falls Church, Virginia 22042-2336
                                 703/241-4000
        (Address of Principal Executive Offices, including zip code )
                             ____________________

                         1998 Stock Incentive Plan
                          (Full title of the plan)

                         CHRISTOPHER M. COLE, ESQ.
                         First Virginia Banks, Inc.
                          6400 Arlington Boulevard
                     Falls Church, Virginia  22042-2336
                                703-241-4486

         (Name, address and telephone number, including area code,
                           or agent for service)




                            CALCULATION OF REGISTRATION FEE

                                Proposed      Proposed Maximum
Title of     Amount to     Maximum       Aggregate            Amount of
Securities to     be         Offering      Offering             Registration
be Registered  Registered    Price (1)     Price (1)            Fee (1)

Common Stock,  2,500,000     $45.625       $114,062,500         $28,515.62
Par Value
$1.00 per
share

    (1) Pursuant to Rule 457(c) and (h) (1), based on the average ($45.625) of the high ($46.25) and low ($45.00) prices of the Registrant's Common
    Stock on January 9, 2000, as reported on the New York Stock Exchange.


                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference

    The following documents filed by First Virginia Banks, Inc. (the "Company" or "First Virginia") with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

    (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1999, as filed with the Commission on March 29, 2000;

    (b) The Company's Quarterly Reports on Form 10-Q filed with the Commission on May 12, 2000, August 7, 2000 and November 9, 2000, respectively;

    (c) The description of the Company's Common Stock, par value $1.00 per share, contained in the Company's Registration Statement on Form 8-A filed with the Commission on February 23, 1971 with respect to such Common Stock, including any amendment or report filed for the purposes of updating such description;

    (d) The Company's Registration Statement on Form 8-A dated August 1, 1988, as amended on August 27, 1997, relating to the Company's Rights Agreement;
and

    (e) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year referred to in (a) above.

    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.


Item 4.   Description of Securities.

         Not applicable.


Item 5.   Interests of Named Experts and Counsel.

         The legality of the securities offered hereby has been passed upon by Christopher M. Cole, Esquire, Vice President and Assistant General Counsel to the Company. As of January 11, 2001, Mr. Cole owned 4,657 shares of First Virginia Common Stock.


Item 6.   Indemnification of Directors and Officers

    Article 10 of the Virginia State Corporation Act ("VSCA") allows, in general, for indemnification, in certain circumstances, by a Virginia corporation of any person threatened with or made a party to any action, suit or proceeding by reason of the fact that he or she is, or was, a director, officer, employee or agent of such corporation. Indemnification is also authorized with respect to a criminal action or proceeding where the person had no reasonable cause to believe that his or her conduct was unlawful.
Article 9 of the VSCA provides limitations on damages payable by officers and directors, except in cases of willful misconduct or knowing violation of the criminal law.

    Article VI of First Virginia's Articles of Incorporation mandates the indemnification of directors, advisory directors and officers as a result of liability incurred by them in proceedings instituted against them by third parties or by or on behalf of First Virginia itself, relating to the manner in which they perform their duties unless they have been guilty of willful misconduct or a knowing violation of criminal law. Subsection (a) of Article VI provides that First Virginia may contract in advance to provide such indemnification. Under Article VI, the procedures for determining whether indemnification must be made will be as provided under the Virginia Stock Corporation Act ("Corporation Act"). The Corporation Act provides that this determination must be made (1) by a majority vote of a quorum consisting of disinterested directors; (2) if such quorum is not available, by a majority vote of a committee designated by the Board of Directors consisting solely of two or more disinterested directors; (3) by special legal counsel selected
(i) by the Board or its committee as in (1) or (2) above or, if none such,
(ii) by a majority of the full Board; or (4) by the stockholders, but shares of or controlled by interested directors may not be voted on the determination.

    Subsection (b) of Article VI requires the advancement of expenses reasonably incurred by a director, advisory director or officer in a proceeding upon receipt of an undertaking from him to repay the amounts advanced if it is ultimately determined that he is not entitled to indemnification. If, however, a determination has been made that the director, advisory director or officer is not entitled to be indemnified, expenses need not be advanced.

    Subsection (c) of Article VI authorizes First Virginia to provide indemnification and make advances and reimbursements for expenses to other persons including directors, advisory directors and officers of its subsidiaries and employees and agents of First Virginia and its subsidiaries, to the same extent or a lesser extent than is required to indemnify directors, advisory directors and officers of First Virginia. First Virginia may also contract in advance to provide such indemnification.

    Subsection (d) of Article VI provides that in any proceeding brought by a stockholder in the right of First Virginia or brought by or on behalf of shareholders of First Virginia, no damages may be assessed against a director, advisory director or officer of First Virginia arising out of a single transaction, occurrence, or course of conduct. This elimination of liability is not applicable if the director, advisory director or officer engages in willful misconduct or a knowing violation of criminal law or of any federal or state securities law.

    First Virginia maintains a Directors and Officers Liability Insurance Policy issued by Federal Insurance Company (part of the Chubb Group of Insurance Companies) in the aggregate annual amount of $50 million. This policy provides coverage up to 100% of its face amount. In general, the policy insures (i) First Virginia's directors and officers and those of its affiliates against loss by reason of their wrongful acts, and/or (ii) First Virginia against claims against the directors and officers by reason of their wrongful acts for which First Virginia is required to indemnify or pay, all as such terms are defined in the policies and subject to the terms and conditions contained therein.

    Certain rules of the Federal Deposit Insurance Corporation limit the ability of certain depository institutions, their subsidiaries and their affiliated depository institution holding companies to indemnify affiliated parties, including institution directors. In general, subject to the ability to purchase directors and officers liability insurance and to advance professional expenses under certain circumstances, the rules prohibit such institutions from indemnifying a director for certain costs incurred with regard to an administrative or enforcement action commenced by any federal banking agency that results in a final order or settlement pursuant to which the director is assessed a civil money penalty, removed from office, prohibited from participating in the affairs of an insured depository institution or required to cease and desist from or take an affirmative action described in Section 8(b) of the Federal Deposit Insurance Act (12
U.S.C. ss. 1818(b)).

Item 7.   Exemption from Registration Claimed.

    Not applicable


Item 8.   Exhibits

    The following exhibits are filed as a part of this Registration Statement.

    Number                        Description

    4 Restated Articles of Incorporation of the Company, as amended, which are incorporated by reference to Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, filed with the Commission on August 13, 1998.

    4.2 Restated Bylaws of the Company which are incorporated by reference to Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed with the Commission on May 12, 2000.

    4.3  Amended and Restated Rights Agreement dated as of July 29,
         1988, as amended as of August 27, 1997, between the Company and Registrar and Transfer Company, Rights Agent, which is incorporated by reference to Exhibit 1 filed under Form 8-A/A, filed with the Commission on September 29, 1997.

    5 Opinion of Christopher M. Cole, Vice President and Assistant General Counsel to the Company.

    23.1 Consent of Christopher M. Cole, Vice President and Assistant
         General Counsel to the Company, which is contained in his opinion filed as Exhibit 5.

    23.2 Consent of KPMG LLP.

    23.3 Consent of Ernst & Young LLP

    24   Power of Attorney of Directors and Officers of the Company.

    99   First Virginia Banks, Inc. 1998 Stock Incentive Plan.


Item 9.   Undertakings.


(a) The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                       (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                       (ii) to reflect in the prospectus any facts or events
              arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the
             "Calculation of Registration Fee" table in the effective
              registration statement;

                       (iii)to include any material information with respect to
              the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        provided, however, that paragraphs (a) (1) (i) and (a) (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities
    Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                 SIGNATURES

                               THE REGISTRANT

    Pursuant to the requirements of the Securities Act of 1933, First Virginia Banks, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the County of Fairfax, State of Virginia, on this 12th day of January, 2001.


                             FIRST VIRGINIA BANKS, INC.



                             /s/ Barry J. Fitzpatrick
                             Barry J. Fitzpatrick, Chairman of the Board,
                             President and Principal Executive Officer




    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on January 12, 2001.




      /s/ Barry J. Fitzpatrick                 /s/ Richard F. Bowman
Name:    Barry J. Fitzpatrick           Name: Richard F. Bowman
Title: Chairman of the Board, President   Title: Principal Financial
and Principal Executive Officer           Officer and Principal Accounting
                                          Officer



     /s/ Edward L. Breeden, III*             /s/ Paul H. Geithner, Jr.*
Name:    Edward L. Breeden, III             Name: Paul H. Geithner, Jr.
Title:   Director                           Title: Director



     /s/ L. H. Ginn, III                     /s/ Gilbert R. Giordano*
Name:  L. H. Ginn, III                      Name: Gilbert R. Giordano
Title: Director                             Title: Director



     /s/ Edward M. Holland*
Name:    Edward M. Holland                   Name:    Lawrence T. Jennings
Title:   Director                            Title:   Director



     /s/ Eric C. Kendrick*                    /s/ W. Lee Phillips, Jr.*
Name:    Eric C. Kendrick                   Name: W. Lee Phillips, Jr.
Title: Director                             Title: Director



                                             /s/ Lynda S. Vickers-Smith*
Name:    Robert M. Rosenthal                Name: Lynda S. Vickers-Smith
Title: Director                             Title: Director




      /s/ Robert H. Zalokar*                 /s/ Albert F. Zettlemoyer*
Name:  Robert H. Zalokar                    Name:  Albert F. Zettlemoyer
Title: Director                             Title: Director



*     /s/ Christopher M. Cole
Name:    Christopher M. Cole
Title:   Attorney-in-Fact



                               EXHIBIT INDEX
                                     to
                   Registration Statement on Form S-8 of
                         First Virginia Banks, Inc.



 Exhibit                        Description

    4 Restated Articles of Incorporation of the Company, as amended, which are incorporated by reference to Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, filed with the Commission on August 13, 1998.

    4.2 Restated Bylaws of the Company which are incorporated by reference to Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed with the Commission on May 12, 2000.

    4.3  Amended and Restated Rights Agreement dated as of July 29,
         1988, as amended as of August 27, 1997 between the Company and Registrar and Transfer Company, Rights Agent, which is incorporated by reference to Exhibit 1 filed under Form 8-A/A, filed with the Commission on September 29, 1997.

    5 Opinion of Christopher M. Cole, Vice President and Assistant General Counsel to the Company.

    23.1 Consent of Christopher M. Cole, Vice President and Assistant
         General Counsel to the Company, which is contained in his opinion filed as Exhibit 5.

    23.2 Consent of KPMG LLP.

    23.3 Consent of Ernst & Young LLP

    24   Power of Attorney of Directors and Officers of the Company.

    99   First Virginia Banks, Inc. 1998 Stock Incentive Plan.













                                                                    EXHIBIT 5
                             [FVBI Letterhead]




                              January 12, 2001



First Virginia Banks, Inc.
6400 Arlington Boulevard
Falls Church, Virginia  22042-2336

             Re: Registration Statement on Form S-8 Relating to 1998 Stock Incentive Plan

Ladies and Gentlemen:

    I am familiar with the proceedings taken by First Virginia Banks, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on
Form S-8 under the Securities Act of 1933, as amended, of an aggregate of 2,500,000 shares of its common stock, $1.00 par value per share (the
"Shares"), which are proposed to be offered and sold pursuant to the 1998
Stock Incentive Plan (the "Plan").

    As counsel for the Company, the Plan and the Registration Statement have been reviewed under my direction, and I have examined and am familiar with the records relating to the organization of the Company, including its articles of incorporation, bylaws and all amendments thereto, and the records of all proceedings taken by the Board of Directors of the Company pertinent to the rendering of this opinion.

    Based on the foregoing, and having regard for such legal considerations as I have deemed relevant, I am of the opinion that the Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.

    I hereby consent to the filing of this opinion with the Commission as
Exhibit 5 to the Registration Statement. In giving this consent, I do not admit that I am within the category of persons whose consent is required by
Section 7 of the Securities Act, or other rules and regulations of the Commission thereunder.

                                  Very truly yours,

                                  /s/ Christopher M. Cole

                                  Christopher M. Cole
                                  Vice President and
                                  Assistant General Counsel

CMC:nel

                                                                 EXHIBIT 23.2









                       CONSENT OF INDEPENDENT AUDITORS


The Board of Directors and Shareholders
First Virginia Banks, Inc.

We consent to the use of our report dated January 18, 2000, relating to the consolidated balance sheet of First Virginia Banks, Inc. as of December 31, 1999 and the related consolidated statements of income, shareholders' equity and cash flows for the year then ended, which report is included in the annual report to shareholders, in the December 31, 1999 annual report on Form 10-K of First Virginia Banks, Inc., which annual report is incorporated by reference in this Registration Statement on Form S-8 of First Virginia Banks, Inc.



                                            /s/ KPMG LLP

Richmond, Virginia
January 12, 2001

                                                                 EXHIBIT 23.3








                      CONSENT OF INDEPENDENT AUDITORS


    We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1998 Stock Incentive Plan of First Virginia Banks, Inc. of our report dated January 19, 1999, with respect to the consolidated balance sheet of First Virginia Banks, Inc. as of December 31, 1998 and the related consolidated statements of income, shareholders' equity and cash flows for each of the two years in the period ended December 31, 1998 included in its Annual Report (Form 10-K) for the year ended December
31, 1999, filed with the Securities and Exchange Commission.



                                            /s/ Ernst & Young LLP





McLean, Virginia
January 10, 2001

                                                                   EXHIBIT 24




                             POWER OF ATTORNEY


    Each of the undersigned, being a director and/or officer of First Virginia Banks, Inc. (the "Company"), hereby nominates, constitutes and appoints
Thomas P. Jennings and Christopher M. Cole, or any one of them severally, to be his or her true and lawful attorney-in-fact and to sign in his or her name and on his or her behalf in any and all capacities stated below, and to file with the Securities and Exchange Commission (the "Commission"), a
Registration Statement on Form S-8 (the "Registration Statement") relating to the offer and sale of the Company's common stock, $1.00 par value per share, pursuant to the terms of the First Virginia Banks, Inc. 1998 Stock Incentive Plan and to file any and all amendments, including post-effective amendments, to the Registration Statement, making such changes in the Registration Statement as such attorney-in-fact deems appropriate, and generally to do all such things on his or her behalf in any and all capacities stated below to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Commission.

    This Power of Attorney has been signed by the following persons in the capacities indicated on December 20, 2000.



     /s/ Barry J. Fitzpatrick                    /s/ Richard F. Bowman
Name:  Barry J. Fitzpatrick                      Name:  Richard F. Bowman
Title: Chairman of the Board,                    Title: Principal Financial
       President and Principal                          Officer and Principal
       Executive Officer                                Accounting Officer


/s/Edward L. Breeden, III                      /s/ Paul H. Geithner, Jr.
Name:    Edward L. Breeden, III                  Name: Paul H. Geithner, Jr.
Title: Director                                  Title: Director



     /s/ L. H. Ginn, III                             /s/ Gilbert R. Giordano
Name:    L. H. Ginn, III                         Name: Gilbert R. Giordano
Title:   Director                                Title: Director



     /s/ Edward M. Holland
Name:    Edward M. Holland                       Name: Lawrence T. Jennings
Title: Director                                  Title: Director





     /s/ Eric C. Kendrick                   /s/ W. Lee Phillips, Jr.
Name:    Eric C. Kendrick                   Name: W. Lee Phillips, Jr.
Title: Director                             Title: Director


                                            /s/ Lynda S. Vickers-Smith
Name:    Robert M. Rosenthal                Name: Lynda S. Vickers-Smith
Title: Director                             Title: Director



     /s/ Robert H. Zalokar                       /s/ Albert F. Zettlemoyer
Name:  Robert H. Zalokar                    Name: Albert F. Zettlemoyer
Title: Director                             Title: Director



                                                                    EXHIBIT 99




                          FIRST VIRGINIA BANKS, INC.


                           1998 STOCK INCENTIVE PLAN

                           Effective April 24, 1998


ARTICLE I     DEFINITIONS

              1.01      Acquiring Person                   1
              1.02      Administrator                      1
              1.03      Agreement                          1
              1.04      Associate                          1
              1.05      Board                              1
              1.06      Change in Control                  1
              1.07      Code                               1
              1.08      Committee                          1
              1.09      Common Stock                       2
              1.10      Continuing Director                2
              1.11      Control Affiliate                  2
              1.12      Control Change Date                2
              1.13      Corporation                        2
              1.14      Corresponding SAR                  2
              1.15      Disability                         2
              1.16      Efficiency Ratio                   2
              1.17      Exchange Act                       2
              1.18      Fair Market Value                  2
              1.19      Incentive Award                    3
              1.20      Initial Value                      3
              1.21      NIACC                              3
              1.22      Option                             3
              1.23      Participant                        3
              1.24      Performance Shares                 3
              1.25      Person                             3
              1.26      Plan                               3
              1.27      Related Entity                     4
              1.28      Retirement                         4
              1.29      SAR                                4
              1.30      Stock Award                        4
              1.31      Total Shareholder Return           4

ARTICLE II    PURPOSES                                     4

ARTICLE III   ADMINISTRATION                               5

ARTICLE IV    ELIGIBILITY                                  5

ARTICLE V     STOCK SUBJECT TO PLAN                        6

              5.01      Shares Issued                      6
              5.02      Aggregate Limit                    6
              5.03      Reallocation of Shares             6

ARTICLE VI    OPTIONS                                      7

              6.01      Award                              7
              6.02      Option Price                       7
              6.03      Maximum Option Period              7
              6.04      Nontransferability                 7
              6.05      Transferable Options               7
              6.06      Employee Status                    8
              6.07      Exercise                           8
              6.08      Payment                            8
              6.09      Change in Control                  8
              6.10      Shareholder Rights                 9
              6.11      Disposition of Stock               9

ARTICLE VII   SARS                                         9

              7.01      Award                              9
              7.02      Maximum SAR Period                 9
              7.03      Nontransferability                 9
              7.04      Transferable SARs                  10
              7.05      Exercise                           10
              7.06      Change in Control                  10
              7.07      Employee Status                    11
              7.08      Settlement                         11
              7.09      Shareholder Rights                 11

ARTICLE VIII  STOCK AWARDS                                 11

              8.01      Award                              11
              8.02      Vesting                            11
              8.03      Performance Objectives             11
              8.04      Employee Status                    12
              8.05      Change in Control                  12
              8.06      Shareholder Rights                 12

ARTICLE IX    PERFORMANCE SHARE AWARDS                     12

              9.01      Award                              12
              9.02      Earning the Award                  12
              9.03      Payment                            13
              9.04      Shareholder Rights                 13
              9.05      Nontransferability                 13
              9.06      Transferable Performance Shares    13
              9.07      Employee Status                    13
              9.08      Change in Control                  14

ARTICLE X     INCENTIVE AWARDS                             14

              10.01     Award                              14
              10.02     Terms and Conditions               14
              10.03     Nontransferability                 15
              10.04     Employee Status                    15
              10.05     Change in Control                  15
              10.06     Shareholder Rights                 15

ARTICLE XI    ADJUSTMENT UPON CHANGE IN COMMON STOCK       16


ARTICLE XII   COMPLIANCE WITH LAW AND
                   APPROVAL OF REGULATORY BODIES           16

ARTICLE XIII  GENERAL PROVISIONS                           17

              13.01     Effect on Employment and Service   17
              13.02     Unfunded Plan                      17
              13.03     Rules of Construction              17
              13.04     Tax Withholding                    17

ARTICLE XIV   AMENDMENT                                    18

ARTICLE XV    DURATION OF PLAN                             18

ARTICLE XVII  EFFECTIVE DATE OF PLAN                       18

                                   ARTICLE I

                                  DEFINITIONS

    1.01 Acquiring Person means that (a) a Person, considered alone or together with all Control Affiliates and Associates of that Person, becomes directly or indirectly the beneficial owner of securities representing at least twenty percent of the Corporation's then outstanding securities entitled to vote generally in the election of the Board, or (b) a person enters into an agreement that would result in that Person satisfying the conditions in subsection (a) or that would result in a Related Entity's failure to be a Related Entity.

    1.02 Administrator means the Committee and any delegate of the Committee that is appointed in accordance with Article III.

    1.03 Agreement means a written agreement (including any amendment or supplement thereto) between the Corporation and a Participant specifying the terms and conditions of an award of Performance Shares or a Stock Award, Option, SAR or Incentive Award granted to such Participant.

    1.04 Associate, with respect to any Person, is defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as amended as of January 1, 1990. An Associate does not include the Company or a majority-owned subsidiary of the Corporation.

    1.05  Board means the Board of Directors of the Corporation.

    1.06 Change in Control means that (a) the Corporation enters into any agreement with a Person that involves the transfer of ownership of the Corporation or of at least fifty percent of the Corporation's total assets on a consolidated basis, as reported in the Corporation's consolidated financial statements filed with the Securities and Exchange Commission (including an agreement for the acquisition of the Corporation by merger, consolidation, or statutory share exchange - regardless of whether the Corporation is intended to be the surviving or resulting entity after the merger, consolidation, or statutory share exchange - or for the sale of substantially all of the Corporation's assets to that Person), (b) any Person is or becomes an Acquiring Person, or (c) during any period of two consecutive calendar years, the Continuing Directors cease for any reason to constitute a majority of the Board.

    1.07 Code means the Internal Revenue Code of 1986, and any amendments thereto.

    1.08 Committee means the Management and Benefits Compensation Benefits Committee of the Board, each member of which shall be a "nonemployee director" as such term is defined in Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, Committee may be a "nonemployee director" subcommittee of the Management Compensation and Benefits Committee if any of its members is not a "nonemployee director."

    1.09  Common Stock means the common stock of the Corporation.

    1.10 Continuing Director means any member of the Board, while a member of the Board and (i) who was a member of the Board prior to the adoption of the Plan or (ii) whose subsequent nomination for election or election to the Board was recommended or approved by a majority of the Continuing Directors.

    1.11 Control Affiliate with respect to any Person, means an affiliate as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as amended as of January 1, 1990.

    1.12 Control Change Date means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the Control Change Date is the date of the last of such transactions.

    1.13  Corporation means First Virginia Banks, Inc.

    1.14 Corresponding SAR means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Corporation, unexercised, of that portion of the Option to which the SAR relates.

    1.15 Disability means, as to an incentive stock option, a disability within the meaning of Code Section 2(e)(3). Disability means, as to all other awards, that a Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than twelve months.

    1.16 Efficiency Ratio means the percentage determined by dividing (i) noninterest expense less nonrecurring expense by (ii) the sum of net interest income plus noninterest income, all as reported on the Corporation's financial statements.

    1.17 Exchange Act means the Securities Exchange Act of 1934, as amended and as in effect on the date of this Agreement.

    1.18 Fair Market Value means, on any given date, the price per share of the last sale of Common Stock on the New York Stock Exchange on such date, or if the Common Stock was not traded on the New York Stock Exchange on such day, then on the next preceding day that the Common Stock was traded on such exchange, all as reported in The Wall Street Journal.

    1.19 Incentive Award means an award under Article X which, subject to such terms and conditions as may be prescribed by the Administrator, entitles the Participant to receive a cash payment from the Corporation or a Related Entity.

    1.20 Initial Value means, with respect to a Corresponding SAR, the option price per share of the related Option and, with respect to an SAR granted independently of an Option, the price per share of Common Stock as determined by the Administrator on the date of the grant; provided, however, that the price per share of Common Stock encompassed by the grant of an SAR shall not be less than the Fair Market Value on the date of grant.

    1.21  NIACC means net income after a capital charge.

    1.22 Option means a stock option that entitles the holder to purchase from the Corporation a stated number of shares of Common Stock at the price set forth in an Agreement.

    1.23 Participant means an employee of the Corporation or a Related Entity, including an employee who is a member of the Board, who satisfies the requirements of Article IV and is selected by the Administrator to receive an award of Performance Shares, a Stock Award, an Option, an SAR, an Incentive Award or a combination thereof.

    1.24 Performance Shares means an award, in the amount determined by the Administrator and specified in an Agreement, stated with reference to a specified number of shares of Common Stock, that entitles the holder to receive a payment for each specified share equal to the Fair Market Value of Common Stock on the date of payment. In the discretion of the Administrator, a Performance Share award may include the right to receive an additional payment for the accumulated dividends that would have been paid on each specified share as if such dividends had been invested in Common Stock on the dividend payment date, from the date of grant to the date of payment.

    1.25 Person means any human being, firm, corporation, partnership, or other entity. Person also includes any human being, firm, corporation, partnership, or other entity as defined in sections 13(d) (3) and 14(d)(2) of the Exchange Act, as amended as of January 1, 1990. For purposes of this Plan, the term Person does not include the Corporation or any Related Entity, and the term Person does not include any employee-benefit plan maintained by the Corporation or by any Related Entity, and any person or entity organized, appointed, or established by the Corporation or by any subsidiary for or pursuant to the terms of any such employee-benefit plan, unless the Board determines that such an employee-benefit plan or such person or entity is a Person.

    1.26  Plan means the First Virginia Banks, Inc. 1998 Stock Incentive Plan.

    1.27 Related Entity means any entity that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Corporation.

    1.28 Retirement means a Participant's separation from service on or after his early, normal or delayed retirement date under the First Virginia Pension Trust Plan.

    1.29 SAR means a stock appreciation right that entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the lesser of (a) the excess, if any, of the Fair Market Value at the time of exercise over the Initial Value, or (b) the Initial Value. References to "SARs" include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

    1.30 Stock Award means Common Stock awarded to a Participant under Article VIII.

    1.31  Total Shareholder Return means, with respect to any period, the sum of
(i) the excess, if any, of the Fair Market Value on the first day of the period over the Fair Market Value on the last day of the period and (ii) the value of any dividends on Common Stock payable with respect to such period.


                                  ARTICLE II

                                   PURPOSES

    The Plan is intended to promote a closer identification of the interests of employees with those of the Corporation and its shareholders, thereby further stimulating their efforts to enhance the soundness, profitability, growth and shareholder value of the Corporation. The Plan also is intended to assist the Corporation and Related Entities in recruiting and retaining individuals with ability and initiative by enabling such persons to participate in the future success of the Corporation and the Related Entities and to associate their interests with those of the Corporation and its shareholders. The Plan is intended to permit the grant of both Options qualifying under Section 422 of the Code ("incentive stock options") and Options not so qualifying, and the grant of SARs, Stock Awards, Performance Shares and Incentive Awards. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Corporation from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

                                  ARTICLE III

                                ADMINISTRATION

    The Plan shall be administered by the Administrator. The Administrator shall have authority to grant Stock Awards, Performance Shares, Incentive Awards, Options and SARs upon such terms (not inconsistent with the provisions of this Plan), as the Administrator may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan), on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of a Stock Award, an award of Performance Shares or an Incentive Award, including by way of example and not of limitation, conditions on which Participants may defer receipt of benefits under the Plan, requirements that the Participant complete a specified period of employment with the Corporation or a Related Entity, requirements that the Corporation achieve a specified level of financial performance or that the Corporation achieve a specified level of financial return. Notwithstanding any such conditions, the Administrator may, in its discretion, accelerate the time at which any Option or SAR may be exercised, or the time at which a Stock Award may become transferable or nonforfeitable or the time at which an Incentive Award or an award of Performance Shares may be settled.

    The Administrator also shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final and conclusive. Neither the Administrator nor any member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement, Option, SAR, Stock Award or Incentive Award or award of Performance Shares. All expenses of administering this Plan shall be borne by the Corporation, a Related Entity or a combination thereof.


                                  ARTICLE IV

                                  ELIGIBILITY

    Any employee of the Corporation or a Related Entity (including a corporation that becomes a Related Entity after the adoption of this Plan), is eligible to participate in this Plan if the Administrator, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Corporation or a Related Entity. Directors of the Corporation who are employees of the Corporation or a Related Entity may be selected to participate in this Plan.


                                   ARTICLE V

                             STOCK SUBJECT TO PLAN

    5.01 Shares Issued. Upon the award of shares of Common Stock pursuant to a Stock Award or in settlement of an award of Performance Shares, the Corporation may issue shares of Common Stock from its authorized but unissued Common Stock. Upon the exercise of any Option or SAR the Corporation may deliver to the Participant (or the Participant's broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Stock.

    5.02 Aggregate Limit. The maximum aggregate number of shares of Common Stock that may be issued under this Plan, pursuant to the exercise of SARs and Options and the grant of Stock Awards and the settlement of Performance Shares awarded on and after April 24, 1998, is 2,500,000 shares. The maximum aggregate number of shares that may be issued under this Plan as Stock Awards and in settlement of Performance Shares awarded on and after April 24, 1998, is 800,000 shares. The maximum aggregate number of shares that may be issued under this Plan and the maximum number of shares that may be issued as Stock Awards and in settlement of Performance Shares shall be subject to adjustment as provided in Article XI.

    5.03 Reallocation of Shares. If an Option is terminated, in whole or in part, for any reason other than its exercise or the exercise of a Corresponding SAR that is settled with Common Stock, the number of shares of Common Stock allocated to the Option or portion thereof may be reallocated to other Options, SARs, Performance Shares and Stock Awards to be granted under this Plan. If an SAR is terminated, in whole or in part, for any reason other than its exercise that is settled with Common Stock or the exercise of a related Option, the number of shares of Common Stock allocated to the SAR or portion thereof may be reallocated to other Options, SARs, Performance Shares and Stock Awards to be granted under this Plan. If an award of Performance Shares is terminated, in whole or in part, for any reason other than its settlement with Common Stock, the number of shares of Common Stock allocated to the Performance Shares or portion thereof may be reallocated to other options, SARs, Performance Shares and Stock Awards to be granted under this Plan. If a Stock Award is forfeited, in whole or in part, for any reason, the number of shares of Common Stock allocated to the Stock Award or portion thereof may be reallocated to other Options, SARs, Performance Shares and Stock Awards to be granted under this Plan.

                                  ARTICLE VI

                                    OPTIONS

    6.01 Award. In accordance with the provisions of Article IV, the Administrator will designate each individual to whom an Option is to be granted and will specify the number of shares of Common Stock covered by each such award; provided, however, that no individual may be granted Options in any calendar year covering more than 100,000 shares of Common Stock.

    6.02 Option Price. The price per share for Common Stock purchased on the exercise of an Option shall be determined by the Administrator on the date of grant, but shall not be less than the Fair Market Value on the date the Option is granted.

    6.03 Maximum Option Period. The maximum period in which an Option may be exercised shall be ten years from the date such Option was granted. The terms of any Option may provide that it is exercisable for a period less than such maximum period.

    6.04 Nontransferability. Except as provided in Section 6.05, each Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any transfer of an Option (by the Participant or his transferee), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities. Except as provided in Section 6.05, during the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

    6.05 Transferable Options. Section 6.04 to the contrary notwithstanding, if the Agreement provides, an Option that is not an incentive stock option may be transferred by a Participant to the Participant's children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Securities Exchange Commission Rule 16b-3 as in effect from time to time. The holder of an Option transferred pursuant to this section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Option except by will or the laws of descent and distribution. In the event of any transfer of an Option (by the Participant or his transferee), the Option and any Corresponding SAR that relates to such Option may be transferred to the same person or persons or entity or entities.



    6.06  Employee Status.  For purposes of determining the applicability of
Section 422 of the Code (relating to incentive stock options), or in the event that the terms of any Option provide that it may be exercised only during employment or within a specified period of time after termination of employment, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

    6.07 Exercise. Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time, or in part from time to time at such times, beyond one year after it is granted and in compliance with such requirements as the Administrator shall determine; provided, however, that incentive stock options (granted under the Plan and all plans of the Corporation and its Related Entities) may not be first exercisable in a calendar year for stock having a Fair Market Value (determined as of the date an Option is granted) exceeding the limit prescribed by Code section 422(d); and further provided, however, that an Option that is exercisable on the date of termination of employment must be exercised, if at all, prior to the earlier of: (1) the close of the period of: (a) three months less one day next succeeding the date of termination of employment for reasons other than Disability or death, or (b) one year next succeeding the date of termination of employment on account of Disability or death, and (2) the close of the option period. An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option. The exercise of an Option shall result in the termination of any Corresponding SAR to the extent of the number of shares with respect to which the Option is exercised.

    6.08 Payment. Unless otherwise provided by the Agreement, payment of the Option price shall be made in cash or a cash equivalent acceptable to the Administrator. Subject to rules established by the Administrator, payment of all or part of the Option price may be made with shares of Common Stock which have been owned by the Participant for at least six months and which have not been used for another exercise during the prior six months. If Common Stock is used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of such shares must not be less than the Option price of the shares for which the Option is being exercised.

    6.09 Change in Control. Section 6.07 to the contrary notwithstanding, each outstanding Option shall be fully exercisable (in whole or in part at the discretion of the holder) on and after a Control Change Date and during the period (i) beginning on the first day after a tender offer or exchange offer for shares of Common Stock (other than an offer made by the Corporation), provided that shares are acquired pursuant to such offer, and (ii) ending on the thirtieth day following the expiration of such offer.

    6.10 Shareholder Rights. No Participant shall have any rights as a shareholder with respect to shares subject to his Option until the date of exercise of such Option.

    6.11 Disposition of Stock. A Participant shall notify the Company of any sale or other disposition of Common Stock acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of the Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.


                                  ARTICLE VII

                                     SARS

    7.01 Award. In accordance with the provisions of Article IV, the Administrator will designate each individual to whom SARs are to be granted and will specify the number of shares covered by each such award; provided, however, that no individual may be granted SARs in any calendar year covering more than 100,000 shares. For purposes of the preceding sentence, an Option and Corresponding SAR shall be treated as a single award. In addition, no Participant may be granted Corresponding SARs (under all incentive stock option plans of the Corporation and its Affiliates) that are related to incentive stock options which are first exercisable in any calendar year for stock having an aggregate Fair Market Value (determined as of the date the related Option is granted) that exceeds the limit prescribed by Code section 422(d).

    7.02 Maximum SAR Period. The maximum period in which an SAR may be exercised shall be ten years from the date such SAR was granted. The terms of any SAR may provide that it has a term that is less than such maximum period.

    7.03 Nontransferability. Except as provided in Section 7.04, each SAR granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, a Corresponding SAR and the related Option must be transferred to the same person or persons or entity or entities. Except as provided in Section 7.04, during the lifetime of the Participant to whom the SAR is granted, the SAR may be exercised only by the Participant. No right or interest of a Participant in any SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

    7.04 Transferable SARs. Section 7.03 to the contrary notwithstanding, if the Agreement provides, an SAR, other than a Corresponding SAR that is related to an incentive stock option, may be transferred by a Participant to the Participant's children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Securities Exchange Commission Rule 16b-3 as in effect from time to time. The holder of an SAR transferred pursuant to this section shall be bound by the same terms and conditions that governed the SAR during the period that it was held by the Participant; provided, however, that such transferee may not transfer the SAR except by will or the laws of descent and distribution. In the event of any transfer of a Corresponding SAR and the related Option must be transferred to the same person or person or entity or entities.

    7.05 Exercise. Subject to the provisions of this Plan and the applicable Agreement, an SAR may be exercised in whole at any time, or in part from time to time at such times, beyond one year after it is granted and in compliance with such requirements as the Administrator shall determine; provided, however, that a Corresponding SAR that is related to an incentive stock option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the option price of the related Option; and further provided, however, that an SAR that is exercisable on the date of termination of employment must be exercised, if at all, prior to the earlier of:
(1) the close of the period of: (a) three months less one day next succeeding the date of termination of employment for reasons other than Disability or death, or (b) one year next succeeding the date of termination of employment on account of Disability or death, and (2) the close of the SAR period. An SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of an SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares with respect to which the SAR is exercised.

    7.06 Change in Control. Section 7.05 to the contrary notwithstanding, each outstanding SAR shall be fully exercisable (in whole or in part at the discretion of the holder) on and after a Control Change Date and during the period (i) beginning on the first day after any tender offer or exchange offer for shares of Common Stock (other than one made by the Corporation), provided that shares are acquired pursuant to such offer, and (ii) ending on the thirtieth day following the expiration of such offer.


    7.07 Employee Status. If the terms of any SAR provide that it may be exercised only during employment or within a specified period of time after termination of employment, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment.

    7.08 Settlement. At the Administrator's discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Common Stock, or a combination of cash and Common Stock. No fractional share will be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.

    7.09 Shareholder Rights. No Participant shall, as a result of receiving an SAR, have any rights as a shareholder of the Corporation until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Stock.


                                 ARTICLE VIII

                                 STOCK AWARDS

    8.01 Award. In accordance with the provisions of Article IV, the Administrator will designate each individual to whom a Stock Award is to be made and will specify the number of shares of Common Stock covered by each such award; provided, however, that no Participant may receive Stock Awards in any calendar year for more than 30,000 shares of Common Stock.

    8.02 Vesting. The Administrator, on the date of the award, may prescribe that a Participant's rights in a Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement.

    8.03 Performance Objectives. In accordance with Section 8.02, the Administrator may prescribe that Stock Awards will become vested or transferable or both based on objectives stated with respect to the Corporation's, a Related Entity's or an operating unit's return on equity, earnings per share, total earnings, earnings growth, return on assets, Fair Market Value, NIACC, Efficiency Ratio, Total Shareholder Return or such other measures as may be selected by the Administrator. If the Administrator, on the date of award, prescribes that a Stock Award shall become nonforfeitable and transferable only upon the attainment of performance objectives, the shares subject to such Stock Award shall become nonforfeitable and transferable only to the extent that the Administrator certifies that such objectives have been achieved.


    8.04 Employee Status. In the event that the terms of any Stock Award provide that shares may become transferable and nonforfeitable thereunder only after completion of a specified period of employment, the Administrator may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

    8.05 Change in Control. Sections 8.02, 8.03 and 8.04 to the contrary notwithstanding, on and after a Control Change Date or the first day following a tender offer or exchange offer for shares of Common Stock (other than one made by the Corporation), provided that shares are acquired pursuant to such offer, each outstanding Stock Award shall be transferable and nonforfeitable as of the Control Change Date or the first day following such offer.

    8.06 Shareholder Rights. Prior to their forfeiture (in accordance with the applicable Agreement and while the shares of Common Stock granted pursuant to the Stock Award may be forfeited or are nontransferable), a Participant will have all rights of a shareholder with respect to a Stock Award, including the right to receive dividends and vote the shares; provided, however, that during such period (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares of Common Stock granted pursuant to a Stock Award, (ii) the Corporation shall retain custody of any certificates evidencing shares of Common Stock granted pursuant to a Stock Award, and (iii) the Participant will deliver to the Corporation a stock power, endorsed in blank, with respect to each Stock Award. The limitations set forth in the preceding sentence shall not apply after the shares of Common Stock granted under the Stock Award are transferable and are no longer forfeitable.


                                  ARTICLE IX

                           PERFORMANCE SHARE AWARDS

    9.01 Award. In accordance with the provisions of Article IV, the Administrator will designate each individual to whom an award of Performance Shares is to be made and will specify the number of shares of Common Stock covered by each such award; provided, however, that the maximum number of shares of Common Stock that may be earned by a Participant under all Performance Share awards (whether settled in Common Stock, cash or a combination of Common Stock and cash) granted in a calendar year shall be the product of (i) 35,000 shares and (ii) the number of years (twelve consecutive months) during which one or more performance criteria is measured.

    9.02 Earning the Award. The Administrator, on the date of the grant of an award, shall prescribe that the Performance Shares, or portion thereof, will be earned, and the Participant will be entitled to receive payment pursuant to the award of Performance Shares, only upon the satisfaction of performance objectives and such other criteria as may be prescribed by the Administrator during a performance measurement period of at least one year. The performance objectives may be stated with respect to the Corporation's, a Related Entity's or an operating unit's return on equity, earnings per share, total earnings, earnings growth, return on assets, Fair Market Value, NIACC, Efficiency Ratio, Total Shareholder Return or such other measures as may be selected by the Administrator. No payments will be made with respect to Performance Shares unless, and then only to the extent that, the Administrator certifies that such objectives have been achieved.

    9.03 Payment. In the discretion of the Administrator, the amount payable when an award of Performance Shares is earned may be settled in cash, by the issuance of Common Stock or a combination of cash and Common Stock. A fractional share shall not be deliverable when an award of Performance Shares is earned, but a cash payment will be made in lieu thereof.

    9.04 Shareholder Rights. No Participant shall, as a result of receiving an award of Performance Shares, have any rights as a shareholder until and to the extent that the award of Performance Shares is earned and settled by the issuance of Common Stock. After an award of Performance Shares is earned, if settled completely or partially in Common Stock, a Participant will have all the rights of a shareholder with respect to such Common Stock.

    9.05 Nontransferability. Except as provided in Section 9.06, Performance Shares granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. No right or interest of a Participant in any Performance Shares shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

    9.06 Transferable Performance Shares. Section 9.05 to the contrary notwithstanding, if the Agreement provides, an award of Performance Shares may be transferred by a Participant to the Participant's children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Securities Exchange Commission Rule 16b-3 as in effect from time to time. The holder of Performance Shares transferred pursuant to this section shall be bound by the same terms and conditions that governed the Performance Shares during the period that they were held by the Participant; provided, however that such transferee may not transfer Performance Shares except by will or the laws of descent and distribution.

    9.07 Employee Status. In the event that the terms of any Performance Share award provide that no payment will be made unless the Participant completes a stated period of employment, the Administrator may decide to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

    9.08 Change In Control. Section 9.02 to the contrary notwithstanding, a pro rata amount of each outstanding Performance Share award shall be earned and settled in whole shares of Common Stock as of a Control Change Date that occurs at least three months after the first day of the measurement period or on the first day after a tender offer or exchange offer for shares of Common Stock (other than one made by the Company), provided that such day is at least three months after the first day of the measurement period and provided further that shares are acquired pursuant to such offer. Such Common Stock shall be nonforfeitable and transferable. The number of shares of Common Stock issuable under this Section 9.02 shall be determined by multiplying the target amount of shares (as prescribed by the applicable Agreement), by a fraction. The numerator shall be the number of days in the period beginning on the date of the first day of the measurement period and ending on the Control Change Date or the first day after the tender or exchange offer described in this Section 9.03.
The denominator is the number of days in the period, or the longest of such periods, during which performance is measured under the Performance Share award.


                                   ARTICLE X

                               INCENTIVE AWARDS

    10.01 Award. the Administrator shall designate Participants to whom Incentive Awards are made. All Incentive Awards shall be finally determined exclusively by the Administrator under the procedures established by the Administrator; provided, however, that no Participant may receive an Incentive Award payment in any calendar year that exceeds the lesser of (i) $1,000,000 and (ii) 150% of the Participant's annual base salary (prior to any salary reduction or deferral elections) as of the date of grant of the Incentive Award.

    10.02 Terms and Conditions. The Administrator, at the time an Incentive Award is made, shall specify the terms and conditions which govern the award. Such terms and conditions shall prescribe that the Incentive Award shall be earned only upon, and to the extent that, performance objectives are satisfied. The performance objectives may be stated with respect to the Corporation's, a Related Entity's or an operating unit's return on equity, earnings per share, total earnings, earnings growth, return on assets, Fair Market Value, NIACC, Efficiency Ratio, Total Shareholder Return or such other measures as may be selected by the Administrator. Such terms and conditions also may include other limitations on the payment of Incentive Awards including, by way of example and not of limitation, requirements that the Participant complete a specified period of employment with the Corporation or a Related Entity. The Administrator, at the time an Incentive Award is made, shall also specify when amounts shall be payable under the Incentive Award and whether amounts shall be payable in the event of the Participant's death, Disability, or Retirement. No payments will be made with respect to an Incentive Award unless, and then only to the extent that, the Administrator certifies that the performance objectives have been achieved.

    10.03 Nontransferability. Incentive Awards granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution and then only to the extent that the Administrator specified, at the time the Incentive Award was made, that amounts may be payable in the event of the Participant's death. No right or interest of a Participant in an Incentive Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

    10.04 Employee Status. If the terms of an Incentive Award provide that a payment will be made thereunder only if the Participant completes a stated period of employment, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment.

    10.05 Change in Control. Section 10.02 to the contrary notwithstanding, a pro rata amount of each Incentive Award shall be earned as of a Control Change Date that occurs at least three months after the first day of the measurement period or on the first day after a tender offer or exchange offer for shares of Common Stock (other than one made by the Company), provided that such day is at least three months after the first day of the measurement period and provided further that shares are acquired pursuant to such offer. The amount payable under this Section 10.05 shall be determined by multiplying the target amount (as prescribed by the applicable Agreement), by a fraction. The numerator shall be the number of days in the period beginning on the first day of the measurement period and ending on the Control Change Date or the first day after the tender or exchange offer described in this Section 10.05. The denominator shall be the number of days in the period, or the longest of such periods, during which performance is measured under the Incentive Award.

    10.06 Shareholder Rights. No Participant shall, as a result of receiving an Incentive Award, have any rights as a shareholder of the Corporation or any Affiliate on account of such award.

                                  ARTICLE XI

                    ADJUSTMENT UPON CHANGE IN COMMON STOCK

    The maximum number of shares as to which Options, SARs, Performance Shares and Stock Awards may be granted under this Plan, the terms of outstanding Stock Awards, Options, Performance Shares, Incentive Awards, and SARs, and the per individual limitations on the number of shares for which Options, SARs, Performance Shares, and Stock Awards may be granted shall be adjusted as the Committee shall determine to be equitably required in the event that the Corporation (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares, recapitalizations, mergers with the Corporation being the survivor, or other changes in the Corporation's capital stock or (ii) engages in a transaction to which Section 424 of the Code applies. Any determination made under this Article XI by the Committee shall be final and conclusive.

    The issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Options, SARs, Performance Shares and Stock Awards may be granted, the per individual limitations on the number of shares for which Options, SARs, Performance Shares and Stock Awards may be granted or the terms of outstanding Stock Awards, Options, Performance Shares, Incentive Awards or SARs.

    The Committee may make Stock Awards and may grant Options, SARs, Performance Shares, and Incentive Awards in substitution for performance shares, phantom shares, stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Corporation or a Related Entity in connection with a transaction described in the first paragraph of this Article XI. Notwithstanding any provision of the Plan (other than the limitation of Section 5.02), the terms of such substituted Stock Awards or Option, SAR, Performance Shares or Incentive Award grants shall be as the Committee, in its discretion, determines is appropriate.


                                  ARTICLE XII

                            COMPLIANCE WITH LAW AND
                         APPROVAL OF REGULATORY BODIES

    No Option or SAR shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Corporation is a party, and the rules of all domestic stock exchanges on which the Corporation's shares may be listed. The Corporation shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock when a Stock Award is granted, a Performance Share is settled, or for which an Option or SAR is exercised may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Option or SAR shall be exercisable, no Stock Award or Performance Share shall be granted, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Corporation has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.


                                 ARTICLE XIII

                              GENERAL PROVISIONS

    13.01 Effect on Employment and Service. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual any right to continue in the employ or service of the Corporation or a Related Entity or in any way affect any right and power of the Corporation or a Related Entity to terminate the employment or service of any individual at any time with or without assigning a reason therefor.

    13.02 Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and the Corporation shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Corporation to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Corporation shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Corporation.

    13.03 Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

    13.04 Tax Withholding. Each Participant shall be responsible for satisfying any income and employment tax withholding obligation attributable to participation in this Plan. If approved in advance by the Administrator after a written request from a Participant, a Participant may surrender shares of Common Stock or receive fewer shares of Common Stock than otherwise would be issuable in satisfaction of all or part of that obligation.


                                  ARTICLE XIV

                                   AMENDMENT

    The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if (i) the amendment increases the aggregate number of shares of Common Stock that may be issued under the Plan (other than an adjustment pursuant to Article XI) or (ii) the amendment changes the class of individuals eligible to become Participants. No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any Stock Award, Performance Share award, Option, SAR or Incentive Award outstanding at the time such amendment is made.


                                  ARTICLE XV

                               DURATION OF PLAN

    No Stock Award, Performance Share award, Option, SAR or Incentive Award may be granted under this Plan after April 24, 2008. Stock Awards, Performance Share awards, Options, SARs and Incentive Awards granted before that date shall remain valid in accordance with their terms.


                                 ARTICLE XVII

                            EFFECTIVE DATE OF PLAN

    Options, SARs, Performance Shares and Incentive Awards may be granted under this Plan upon its adoption by the Board, provided that no Option, SAR, Performance Shares or Incentive Award granted on or after April 24, 1998 shall be effective or exercisable unless this Plan is approved by a majority of the votes cast by the Company's shareholders, voting either in person or by proxy, at a duly held shareholders' meeting at which a quorum is present. Stock Awards may be granted under this Plan on or after April 24, 1998, upon the later of its adoption by the Board or its approval by shareholders in accordance with the preceding sentence.